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                                                                    Exhibit 16.1

                                                     BERENSON & COMPANY LLP





                                                       CERTIFIED PUBLIC ACCOUNT
                                                       AND CONSULTANTS

                                                       135 WEST 50TH STREET
                                                       NEW YORK, NY  10020
                                                       212 977.6800
November 21, 2002                                      FAX: 212 245.3808
                                                            212 245.7098
                                                       http://www.berenson.com
                                                       email: info@berenson.com


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:  INKSURE TECHNOLOGIES INC.



We have read the statements that we understand Inksure Technologies Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                                     Respectfully,



                                                     /s/ Berenson & Company LLP